As filed with the Securities and Exchange Commission on February 22, 2019.
Registration No. 333‑

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Edge Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	300 Connell Drive, Suite 4000 Berkeley Heights, NJ 07922	26-4231384
(State of Incorporation)	(Address of principal executive offices) (Zip Code)	(I.R.S. Employer Identification No.)

Edge Therapeutics, Inc. 2014 Equity Incentive Plan

(Full Title of the Plan)

Brian A. Leuthner
President and Chief Executive Officer
Edge Therapeutics, Inc.
300 Connell Drive, Suite 4000
Berkeley Heights, NJ 07922
(Name and address of agent for service)

(800) 208-3343
(Telephone number, including area code, of agent for service)

Copies of all communications to:

W. Bradford Middlekauff, Esq.	David S. Rosenthal, Esq.
Senior Vice President, General Counsel and Secretary	Dechert LLP
Edge Therapeutics, Inc.	1095 Avenue of the Americas
300 Connell Drive, Suite 4000	New York, NY 10036
Berkeley Heights, NJ 07922	(212) 698-3500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”). ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share		Proposed maximum aggregate offering price		Amount of registration fee
Common Stock of Edge Therapeutics, Inc., (the “Registrant”) par value $0.00033 per share (“Common Stock”)	1,258,000(2)	$0.38	(3)	$478,040	(3)	$57.94

(1)
Pursuant to Rules 416(a) and 416(c) of the Securities Act, this registration statement (this “Registration Statement”) shall also cover any additional shares of Common Stock which become issuable under the 2014 Plan (as defined below) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)
Represents an automatic increase to the number of shares available for issuance under the Edge Therapeutics, Inc. 2014 Equity Incentive Plan (the “2014 Plan”) effective January 1, 2019. Shares available for issuance under the 2014 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 21, 2015 (Registration No. 333-207545), March 9, 2016 (Registration No. 333-210041), March 3, 2017 (Registration No. 333-216430) and March 3, 2018 (Registration No. 333-223389).

(3)
Estimated pursuant to Rules 457(c) and 457(h) of the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of the Registrant’s Common Stock, as reported on the NASDAQ Global Select Market on February 19, 2019.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Commission to register 1,258,000 additional shares of Common Stock under its 2014 Plan, pursuant to the provisions of the 2014 Plan providing for an automatic increase in the number of shares reserved for issuance under such plan. This Registration Statement hereby incorporates by reference the contents of the Registrant's registration statements on Form S-8 filed with the Commission on October 21, 2015 (Registration No. 333-207545), March 9, 2016 (Registration No. 333-210041), March 3, 2017 (Registration No. 333-216430) and March 3, 2018 (Registration No. 333-223389). The additional shares are of the same class as other securities relating to the 2014 Plan for which the Registrant’s registration statements on October 21, 2015 (Registration No. 333-207545), March 9, 2016 (Registration No. 333-210041), March 3, 2017 (Registration No. 333-216430) and March 3, 2018 (Registration No. 333-223389) are effective.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, as originally filed with the Commission by the Registrant, are incorporated herein by reference:

(a)  the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on February 21, 2019 pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which contain the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)   the description of the Registrant’s Common Stock, contained in its registration statement on Form 8-A, which was filed with the Commission on September 25, 2015; and

(c) all reports and other documents hereafter filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K).

Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission, until the information contained in such document is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

Item 8.	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

Exhibit Index

Exhibit Number	Description
4.1
Eighth Amended and Restated Certificate of Incorporation of Edge Therapeutics, Inc. (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2015, and incorporated by reference herein).

4.2
Second Amended and Restated Bylaws of Edge Therapeutics, Inc. (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on October 6, 2015, and incorporated by reference herein).

4.3	Form of Certificate of Common Stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on September 21, 2015, and incorporated by reference herein).

4.4
Edge Therapeutics, Inc. 2014 Equity Incentive Plan (filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 filed with the Commission on September 21, 2015, and incorporated by reference herein).

4.5
Form of Edge Therapeutics, Inc. Executive Stock Option Agreement (filed as Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 2, 2017, and incorporated by reference herein).

4.6
Form of Edge Therapeutics, Inc. Employee Stock Option Agreement (filed as Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K filed with the Commission on March 2, 2017, and incorporated by reference herein).

5.1	Opinion of Dechert LLP (counsel to the Registrant) as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Dechert LLP (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page hereto).

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley Heights, State of New Jersey, on this 22nd day of February, 2019.

EDGE THERAPEUTICS, INC.

By:	/s/ Brian A. Leuthner
Brian A. Leuthner
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian A. Leuthner, Andrew Saik and W. Bradford Middlekauff, and each or any one of them, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, with the Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each such attorney-in-fact, or his agent or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian A. Leuthner	President and Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2019
Brian A. Leuthner

/s/ Andrew Saik	Chief Financial Officer (Principal Financial Officer)	February 22, 2019
Andrew Saik

/s/ Sol Barer	Chairman, Board of Directors	February 22, 2019
Sol Barer

/s/ Isaac Blech	Vice Chairman, Board of Directors	February 22, 2019
Isaac Blech

/s/ Rosemary A. Crane	Director	February 22, 2019
Rosemary A. Crane

/s/ James Loughlin	Director	February 22, 2019
James Loughlin

/s/ R. Loch Macdonald	Director	February 22, 2019
R. Loch Macdonald

/s/ Liam Ratcliffe	Director	February 22, 2019
Liam Ratcliffe

/s/ Robert Spiegel	Director	February 22, 2019
Robert Spiegel